UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2010

EPL INTERMEDIATE, INC.

(Exact name of registrant as specified in its charter)

333-115644
(Commission File Number)

Delaware	13-4092105
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3535 Harbor Blvd. Suite 100, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2010, El Pollo Loco, Inc. (“EPL”), a wholly owned subsidiary of EPL Intermediate, Inc., entered into a Second Amendment to Distribution Agreement dated as of July 30, 2010 (the “Amendment”) with Meadowbrook Meat Company, Inc. (“Meadowbrook”), which amends the Distribution Agreement dated as of August 15, 2005 (as amended, the “Distribution Agreement”) by and between EPL and Meadowbrook.

The Amendment amends the pricing and other terms and conditions under which Meadowbrook will distribute various goods throughout the EPL restaurant system.  The Amendment also extends the term of the Distribution Agreement until August 31, 2015, subject to certain terms and conditions in the Distribution Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Second Amendment to Distribution Agreement dated as of July 30, 2010 by and among El Pollo Loco, Inc. and Meadowbrook Meat Company, Inc.*

* Certain confidential information contained in this Exhibit was omitted by means of redacting a portion of the text and replacing it with brackets and asterisks ([***]). This Exhibit has been filed separately with the SEC without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL INTERMEDIATE, INC. (Registrant)

Date: August 10, 2010	By:	/s/ Jerry Lovejoy
Jerry Lovejoy
Senior Vice President

EXHIBIT INDEX

10.1	Second Amendment to Distribution Agreement dated as of July 30, 2010 by and among El Pollo Loco, Inc. and Meadowbrook Meat Company, Inc.*

* Certain confidential information contained in this Exhibit was omitted by means of redacting a portion of the text and replacing it with brackets and asterisks ([***]). This Exhibit has been filed separately with the SEC without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.